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EXHIBIT 99.3

                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.   20549

Division of
Corporation Finance
3-7


                              October 29, 1997

G.A. MacDonald
Indo-Pacific Energy Ltd.
Suite 1200-1090 West Pender Street
Vancouver, British Columbia   V6E 2N7

RE:  Indo-Pacific Energy Ltd.
     Incoming letter dated October 23, 1997

Dear Mr. MacDonald:

          This letter is to inform you that your written request for a continuing hardship exemption, as provided in Rule 202 of Regulation S-T, has been

          [ x ] Granted            [   ] Denied

for the 10 Operating Agreements to Form 10, but not the future
Operating Agreements.

                              Sincerely,

                              /s/ Katie C. Nix
                              Office of Information
                               & Analysis